                                                                   EXHIBIT 10.23


                               MOTIENT CORPORATION
                          EXECUTIVE RETENTION AGREEMENT


     THIS EXECUTIVE RETENTION AGREEMENT is entered into as of July 16, 2002 (the "Effective Date"), by and between Motient Corporation, a Delaware corporation (the "Company"), and Walter V. Purnell, Jr. (the "Executive").

     WHEREAS, the Executive is currently employed by the Company and is an executive officer of the Company; and

     WHEREAS, the Company wishes to implement a severance program for the Executive and wishes to document under this Agreement the provisions applicable to the Executive in the event of his or her termination of employment.

     NOW THEREFORE, in consideration of the Executive's acceptance of and continuance in Executive's employment, the parties agree to be bound by the terms contained in this agreement as follows:

     1. "At-Will" Employment. The Company may terminate the Executive's employment at any time for any reason pursuant to a Notice of Termination. The Executive may terminate his or her employment with the Company at any time for any reason pursuant to a Notice of Termination. If the Executive dies while still an employee of the Company, the Executive's death shall be a termination of employment from the Company. Any termination of the Executive's employment by the Company or the Executive (other than because of the Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 5.2 below. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The Company's notice shall be given in writing by the Chairman of the Company's Board of Directors. Termination of the Executive's employment shall take effect on the Date of Employment Termination, the setting of which shall require the minimum notice period described under the definition of "Date of Employment Termination." Termination of the Executive's employment shall occur on the specified Date of Employment Termination even if there is a dispute between the parties hereof relating to the provisions of this Agreement applicable to such termination.

     2. Compensation Upon Termination.

     2.1 Death. If the Executive's employment is terminated as a result of the Executive's death, the Company shall pay to the Executive's estate, or as may be directed by the legal representatives of such estate, the Executive's then current base salary through the Date of Employment Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Employment Termination. The payments contemplated by this Section 2.1 shall be paid at the time they are due, and the Company shall have no further obligations to the Executive or his or her estate under this Agreement.

     2.2 Disability. If the Company terminates the Executive's employment because of the Executive's Disability, the Company shall pay the Executive the Executive's then current base salary through the Date of Employment Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Employment Termination. The payments contemplated by this Section 2.2 shall be paid at the time they are due, and the Company shall have no further obligations to the Executive under this Agreement; provided, however, that the base salary shall be reduced by the amount of any disability benefit payments made to the Executive during a period of Disability from any insurance or other policies provided by the Company.

     2.3 By the Company for Cause or by the Executive without Good Reason. If the Executive's employment with the Company is terminated in accordance with this Section 2.3, the Company shall pay the Executive the Executive's then current base salary through the Date of Employment Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Employment Termination. The Executive's termination is covered by this Section 2.3, (i) if the Executive terminates his or her employment other than for Good Reason, or (ii) if the Company terminates the Executive's employment for Cause. The payments contemplated by this Section 2.3 shall be paid at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

     2.4 By the Company other than for Cause or by the Executive for Good Reason. If the Company terminates the Executive's employment other than for Cause or the Executive voluntarily terminates his or her employment for Good Reason, the Company shall pay the Executive the Executive's then current base salary through the Date of Employment Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Employment Termination, plus the following amounts:

     (a) Severance Amount. The Executive shall receive a severance payment equal to eighteen months of the Executive's Reference Compensation. This severance payment amount shall be paid in installments in accordance with the Company's normal payroll schedule for active employees; provided, however, that the severance payment amount shall not be paid prior to the Company's receipt of a duly executed Waiver and Release Agreement that is not revoked during the applicable regulatory revocation period.

     3. Waiver and Release Agreement. In consideration of the severance payments described in Section 2.4, to which severance payments the Executive would otherwise not be entitled, and as a pre-condition to the Executive becoming entitled to such severance payments under this Agreement, the Executive agrees to execute at the time of Executive's termination a Waiver and Release Agreement in exactly the form provided to the Executive by the Company without alteration or addition (the "Waiver and Release Agreement"), attached hereto as Exhibit A, the terms and conditions of which are specifically incorporated herein by reference.

     4. Non-Compete Agreement. In consideration of the severance payments described in Section 2.4, to which severance payments the Executive would otherwise not be entitled, and as a pre-condition to the Executive becoming entitled to such severance payments under this Agreement, the Executive agrees to execute at the time of Executive's termination a Non-Compete and Non-Solicit Agreement in exactly the form provided to the Executive by the Company without alteration or addition (the "Non-Compete Agreement") attached hereto as Exhibit B, the terms and conditions of which are specifically incorporated herein by reference.

     5. Miscellaneous.

     5.1 No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated in a manner that results in the payment of severance under Section 2.4, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for under this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

     5.2 Notices. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

--------------------------------------------------------------------------------
         If to the Company:                              If to the Executive:

      Motient Corporation                            Walter V. Purnell, Jr.
      10802 Parkridge Boulevard                      [OMITTED]
      Reston, Virginia  20191-5416                   [OMITTED]
      Attention:  Office of General Counsel
--------------------------------------------------------------------------------


or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     5.3 Representations. The Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive represents that performance of all the terms of this Agreement, the Non-Compete Agreement and the Waiver and Release Agreement will not breach any similar agreement. Executive has not entered into, and Executive agrees not to enter into, any oral or written agreement in conflict herewith.

     5.4 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

     5.5 Survival. It is the express intention and agreement of the parties hereto that the provisions of Section 2 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

     5.6 Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive's death, the personal representative or legatees or distributees of the Executive's estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets of the Company or similar reorganization to a successor entity.

     5.7 Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

     5.8 Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

     5.9 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     5.10 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).

     5.11 Entire Agreement. This Agreement, the Non-Compete Agreement, the Waiver and Release Agreement, and any agreements entered into in connection with the Executive's equity participation in the Company (as modified by Section 5 of this Agreement) constitute the entire agreement between the parties respecting the employment of Executive, there being no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements between Executive and the Company including, without limitation, the Change of Control Agreement and any general severance policy adopted by the Company, previously or hereafter.

     5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

     5.13 No Right to Continued Employment. Nothing in this Agreement shall be deemed to give the Executive the right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge the Executive at any time and for any lawful reason, subject in all cases to the terms of this Agreement.

     5.14 Arbitration Procedures. All disputes relating to this Agreement shall be submitted to expedited commercial arbitration under the rules of the American Arbitration Association in Washington, D.C., with an arbiter who is mutually acceptable to both parties being selected to preside over such arbitration. The Federal Rules of Evidence shall apply, and the arbiter shall establish the applicable rules of discovery. The prevailing party in any arbitration shall be entitled to recover from the other party all fees and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred in connection with such arbitration. The arbiter shall determine the scope of arbitrability. The only judicial relief shall be (a) interim equitable relief and (b) relief in aid of or to enforce arbitration.

     5.15. Definitions.

     "Cause" means:

     (a) the willful and continued failure of the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of the Company, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

     (b) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, monetary or otherwise;

     (c) personal dishonesty or breach of fiduciary duty to the Company that in either case results or was intended to result in personal profit to the Executive at the expense of the Company; or

     (d) willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to the Company.

     For purposes of the preceding clauses, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon prior approval given by the Board or upon the instructions or with the approval of the Executive's superior or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive, as part of the Notice of Termination, a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for the purpose of considering such termination (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (a), (b), (c), or (d) above, and specifying the particulars thereof in detail.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Date of Employment Termination" means (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated because of the Executive's Disability, 30 days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period; (iii) if the Executive's employment is terminated by the Company for Cause, the date immediately following the Notice of Termination;
(iv) if the Executive's employment is terminated by the Company other than for Cause, 30 days after the Notice of Termination; or (v) if the Executive voluntarily terminates his or her employment, the date 15 days after the Notice of Termination.

     "Disability" means the Executive's inability to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, as determined by the Chief Executive Officer in his or her sole discretion, which inability shall continue for more than three consecutive months; provided, however, that the Executive does not hereby waive any rights under the Americans with Disabilities Act or other applicable law.

     "Good Reason" means the occurrence of any of the following events:

     (a) a reduction by the Company without the Executive's consent in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

     (b) the Company's requiring the Executive without the Executive's consent to be based at any office or location that is more than fifty (50) miles from the Executive's then applicable office or location.

     "Reference Compensation" means the sum of the Executive's annual base salary divided by twelve.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first herein above written.



                                       MOTIENT CORPORATION


                                       By: /s/ Brandon G. Stranzl
                                           ----------------------------------
                                       Name: Brandon G. Stranzl
                                       Title: Director and
                                              Chair of Compensation Committee



                                       EXECUTIVE:


                                           /s/ Walter V. Purnell, Jr.
                                           ---------------------------------
                                           Walter V. Purnell, Jr.

                                    EXHIBIT A
                          WAIVER AND RELEASE AGREEMENT


     This Waiver and Release Agreement is in consideration of the severance pay and benefits provided to me by Motient Corporation (the "Company"), in accordance with that certain Agreement, dated as of July 16, 2002, by and between me and the Company and providing for a severance payment, paid as a continuation of salary, equal to 18 months of my base salary.

     The payments and benefits described above are referred to herein collectively as the "Severance Payment." I acknowledge and agree that I would not be entitled to the Severance Payment without entering into this Waiver and Release Agreement, and I voluntarily enter into this Waiver and Release Agreement.

     I, on my own behalf and on behalf of my heirs, executors, administrators, attorneys and assigns, hereby unconditionally and irrevocably release, waive and forever discharge the Company and each of its affiliates, parents, successors, predecessors, and the subsidiaries, directors, owners, members, shareholders, officers, agents, and employees of the Company and its affiliates, parents, successors, predecessors, and subsidiaries (collectively all of the forgoing are referred to as the "Employer"), from any and all causes of action, claims and damages, including attorneys' fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of my signing of the Waiver and Release Agreement, concerning my employment or separation from employment. This release includes, but is not limited to, any claim or entitlement to salary, bonuses, any other payments, benefits or damages arising under any federal law (including but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974 (namely, "ERISA"), the Americans with Disabilities Act, and the Family and Medical Leave Act, each as amended); any claim arising under any state or local ordinances or regulations; and any claim arising under any common law principle or public policy, including but not limited to all suits in tort or contract, such as, wrongful termination, defamation, emotional distress, invasion of privacy or loss of consortium. Notwithstanding the preceding, this Waiver and Release agreement shall not apply with respect to a claim under ERISA for benefits accrued but not paid under an ERISA Plan.

     I understand that by signing this Waiver and Release Agreement I am not waiving any claims or administrative charges which cannot be waived by law. I am waiving, however, any right to monetary recovery or individual relief should any federal, state or local agency (including the Equal Employment Opportunity Commission (the "EEOC")) pursue any claim on my behalf arising out of or related to my employment with and/or separation from employment with the Employer.

     I further agree, without any reservation whatsoever, never to sue the Employer or become a party to a lawsuit on the basis of any and all claims of any type lawfully and validly released in this Waiver and Release Agreement. If I sue in violation of the preceding sentence of this Waiver and Release Agreement, I will (1) pay all costs and expenses incurred by the Employer in defending against a suit or enforcing this Waiver and Release Agreement, including litigation and court costs, expenses and reasonable attorneys' fees, and (2) I will repay the Severance Payment I received in consideration for this Waiver and Release Agreement.

     I am signing this Waiver and Release Agreement knowingly and voluntarily. I acknowledge that:

         (1) I am hereby advised in writing to consult an attorney before signing this Waiver and Release Agreement;

         (2) I have relied solely on my own judgment and/or that of my attorney regarding the consideration for and the terms of this Waiver and Release Agreement and am signing this Waiver and Release Agreement knowingly and voluntarily of my own free will;

         (3) I am not entitled to the Severance Payment amount unless I agree to and honor the terms of this Waiver and Release Agreement.

         (4) I have been given at least forty-five (45) days to consider this Waiver and Release Agreement;

         (5)      I may revoke this Waiver and Release Agreement within seven
                  (7) days after signing it by submitting a written notice of revocation to the Company's Human Resources Director, Scott Oliphant. I further understand that this Waiver and Release Agreement is not effective or enforceable until after the seven (7) day period of revocation has expired without revocation, and that if I revoke this Waiver and Release Agreement, I will not receive any Severance Payment;

         (6) I have read and understand the Waiver and Release Agreement and further understand that it includes a general release of any and all known and unknown, foreseen or unforeseen, claims presently asserted or otherwise arising through the date of my signing of this Waiver and Release Agreement that I may have against the Employer; and

         (7) No statements or conduct by the Employer have in any way coerced or unduly influenced me to execute this Waiver and Release Agreement.

     I further acknowledge that there are no other agreements of any nature between the Employer and me with respect to the matters discussed in this Waiver and Release Agreement, except as expressly stated herein, and that in signing this Waiver and Release Agreement, I am not relying on any agreements or representation, except those expressly contained in this Waiver and Release Agreement and the Retention Agreement.

     I further acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.

     This Waiver and Release Agreement is deemed made and entered into in the Commonwealth of Virginia, and in all respects shall be interpreted, enforced and governed under applicable federal law, and in the event that any reference shall be made to state law, the internal laws of the Commonwealth of Virginia shall apply. Any disputes under this Waiver and Release Agreement shall be adjudicated by a court of competent jurisdiction in the State of California.


     I understand that, to receive the Severance Payment amount, I must sign and return this Waiver and Release Agreement no sooner than my employment termination date and no later than forty-five (45) days from the date my employment was terminated.

-----------------------------                     --------------------------
Date                                               Name

                                    EXHIBIT B
                      NON-COMPETE AND NON-SOLICIT AGREEMENT

     THIS NON-COMPETE AND NON-SOLICIT AGREEMENT ("Agreement") is entered into between Motient Corporation (the "Company") and myself, the undersigned employee of the Company effective as of the execution date set forth below. In consideration of the severance payments to be provided to me under that certain Agreement, dated as of July 16, 2002, by and between the Company and me, the sufficiency of which I expressly acknowledge, the Company and I hereby agree, intending to be legally bound, as follows:

1.   Employee Obligations
     1.1. No Solicitation of Employees. For twelve (12) months after my employment with the Company is terminated, whether voluntarily or involuntarily, I agree not to solicit, directly or indirectly, any of the Company's key employees for employment with a person or entity involved in marketing or developing products or services competitive with the Company's products or services. Key employees include supervisory personnel, executives, personnel in charge of any department, section or subdivision within the Company and project, contract managers (or directors) and senior personnel on any individual project or projects.

     1.2. No Unfair Competition. During my employment with the Company and for a period of 18 months after the termination of my employment with the Company, whether voluntarily or involuntarily, I agree that I shall not, directly or indirectly, engage in or become interested in any Competing Business, in connection with research, development, consulting, manufacturing, purchasing, accounting, engineering, marketing, merchandising or selling of any product or service which resembles or competes with a product or service of the Company (hereafter, such engagement referred to as "Improper Engagement"). I understand that I will have engaged in or become interested in a Competing Business if, whether or not I am compensated, I become an employee, consultant, advisor or agent of a Competing Business. I also understand that I will have entered into an Improper Engagement if I become a stockholder owning beneficially or of record more than five percent (5%) of the outstanding shares of any class of stock of a Competing Business or a director, partner, joint venturer or proprietor of a Competing Business. For purposes of this Agreement, a "Competing Business" is an enterprise engaged in or about to become engaged in, research on or development, production, marketing or selling of any product or service which resembles or competes with a product or service of the Company.

     1.3 Fiduciary Duty not to Disclose Proprietary or Confidential Information. During and after my employment with the Company, I agree to observe the terms of the Intellectual Property and Confidential Information Agreement, which I entered into with the Company upon accepting employment with the Company. I understand and agree that, during and after my employment with the Company, I shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or its affiliated companies and their respective businesses that I have obtained during the course of my employment by the Company or any of its affiliate companies that is not public knowledge.

     2. Nature of Relationship
     Nothing herein shall be construed as constituting an agreement, understanding or commitment of any kind that the Company shall continue to employ me, nor shall this Agreement limit in any way the Company's right to terminate my employment at any time for any reason whatsoever, subject to applicable laws and contracts.

     3. Enforcement
     I acknowledge that in the event of my breach of any of the obligations in this Agreement, the Company's business interests will be irreparably injured, the full extent of the Company's damages will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company, and the Company will be entitled to enforce this Agreement by an injunction or other equitable relief, without the necessity of posting bond or security, which I expressly waive. I understand that the Company may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing by the Company senior management and should not in any way be deemed a waiver of the Company's right to enforce any other requirements or provisions of this Agreement. I agree that each of my obligations specified in this Agreement is a separate and independent covenant that shall survive any termination of this Agreement and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement.

     4. General Terms
     This is my entire agreement with the Company with respect to its subject matter and its date, superseding any prior oral or written, express or implied negotiations and agreements, and its terms will be governed by the laws of the Commonwealth of Virginia without regard to conflict of laws provisions. The agreement may not be changed in any respect except by a written agreement signed by both myself and an officer of the Company. If any provision of the agreement is held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     By my signature below, I acknowledge that I have reviewed this Non-Compete and Non-Solicit Agreement carefully and understand that the covenants and obligations it contains are binding on me.





                        Print Name:
                                   -----------------------------------------

                        Date Signed:
                                    ----------------------------------------

                        Address:
                                --------------------------------------------


                        Social Sec. No:
                                       -------------------------------------

Accepted and agreed to on
behalf of Motient Corporation



By:
   ---------------------------------------------

Name:
     -------------------------------------------

Title:
      ------------------------------------------











                                       -3-